UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.      )

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Nationwide Financial Services, Inc.

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Don’t Worry: Nationwide is On Your Side®

In turbulent times like these, it’s natural to wonder about the strength or financial stability of your insurance company or financial service provider. We want you to know that now, and in the future, you can have confidence in Nationwide. We’re committed to providing On Your Side service today, and we’ll provide On Your Side service moving forward.

Nationwide has been in business for more than eight decades. You can rest assured that we have the experience, integrity, and capital strength to manage today’s challenging marketplace, while continuing to provide you with the best products and personalized service to suit your household’s needs.

Any company can say it is strong, but consider the following facts about Nationwide:

•	Nationwide is in a strong financial position.

Nationwide, is one of the largest diversified insurance and financial services organizations in the United States. For years, Nationwide has been taking steps to further strengthen our financial standing. Employing strict underwriting standards, aggressively managing expenses and maintaining a strong, globally diversified investment portfolio has enabled Nationwide to enter the recent market turmoil from a position of financial strength, ensuring that Nationwide has the capital necessary to keep our promises to you, our customers, without hesitation.

•	Nationwide is highly rated by the ratings agencies.

Nationwide continues to maintain strong ratings from the rating agencies. This is validation that Nationwide has the resources available to pay claims and provide the high-quality, personalized service our customers have come to expect over the years.

•	Nationwide is very focused on investment risk management.

Nationwide historically has been a diligent risk manager, investing in diverse industries, different markets across the globe, and various types of securities. While our $65 billion investment portfolio includes investments that have been negatively impacted by the recent credit crisis, we remain positioned to meet the needs of our customers, employees and communities. In fact, Standard and Poor’s has rated our enterprise risk management capabilities as “strong,” a rating only 10 percent of all insurance companies shared with us as of April 2008.

•	Nationwide continues to move toward the completion of our merger with Nationwide Financial Services.

In spite of the turbulent market conditions, Nationwide Mutual Insurance Company intends to complete the purchase of the publicly held stock of Nationwide Financial Services and has the resources to do so. Nationwide Mutual’s ability to complete the transaction in these times demonstrates Nationwide’s financial stability. It also shows Nationwide Mutual’s confidence in the strength and value of Nationwide Financial Services. Completing the merger will allow us to better serve our customers in the years to come.

Strong ratings, financial discipline, solid risk management, and a customer-focused philosophy. Those are characteristics of a strong company. At Nationwide, we work every day to ensure that we will be here long-term to help you plan for the future and protect what matters most.

Nationwide is On Your Side.